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                                                                   EXHIBIT 10.23




NEITHER THIS DEBENTURE NOR THE STOCK INTO WHICH IT MAY BE CONVERTED ("CONVERSION STOCK") HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. NEITHER THIS DEBENTURE NOR THE CONVERSION STOCK MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM. THIS DEBENTURE CONTAINS FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE DEBENTURE AND THE CONVERSION STOCK.



No. 2                                                                $299,500.00


Cincinnati, Ohio
June ____, 1994


                   UNIVERSAL DOCUMENT MANAGEMENT SYSTEMS, INC.

                            10% CONVERTIBLE DEBENTURE

                              DUE DECEMBER 31, 1995

         Universal Document Management Systems, Inc., a corporation duly organized and existing under the laws of the State of Ohio, hereinafter referred to as the Company, for value received, hereby promises to pay to MedPlus, Inc., whose address is 8600 Governor's Hill Drive, Suite 112, Cincinnati, Ohio 45249, or his permitted registered assigns ("Holder"), the principal sum of $299,500.00 on the thirty-first day of December, 1995, upon presentation and surrender of this Debenture at the office of the Company in Cincinnati, Ohio, and to pay at maturity interest on the unpaid principal balance hereof from the date of this Debenture at the rate of ten percent (10%) per annum. Payments of principal and interest shall be made in currency of the United States of America.

         1. Series. This Debenture is one of the duly authorized issue of debentures of the Company designated as its Convertible Debentures Due December 31, 1995, hereinafter referred to as the Debentures, limited to the aggregate principal sum of $400,000.00, issued or to be issued by the Company pursuant to resolutions of its Board of Directors.

         2. Conversion. Subject to the provisions of this Debenture, the Holder of this Debenture has the right, at its option, at any time or from time to time on or before the thirtieth day prior to maturity (provided that if maturity shall be accelerated pursuant to paragraph 5 below, then the Holder's right shall extend through the accelerated maturity date), to convert all or any portion of
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the original principal amount hereof into shares of the Company's common stock, no par value ("Common Shares" or "Common Stock"), as such Common Shares are constituted at the date hereof, at the conversion price of $487.50 per share, upon surrender of this Debenture, at the office of the Company in Cincinnati, Ohio, accompanied by written notice of conversion and written instrument of transfer, duly executed by the registered Holder. The Common Shares into which the Holder may convert all or any part of this Debenture shall be referred to as the "Conversion Stock." The date of conversion shall be the date the surrendered Debenture and the duly executed written notice of conversion and instrument of transfer are received by the Company (the "Conversion Date"). As soon as practicable after the Conversion Date, the Company shall reissue and deliver to the Holder, in exchange for the Debenture surrendered for conversion, a new Debenture in like form representing the unconverted principal amount and shall issue and deliver to such Holder a certificate or certificates for the full number of Common Shares issuable hereunder upon conversion, together with cash in respect of any fraction of a Common Share issuable upon such conversion. Such conversion shall be deemed to have been effected on the Conversion Date and the person in whose name any certificate for Common Shares is issued on such conversion shall be deemed to have become on such date the Holder of record of the Common Shares represented thereby. No fractional shares of Common Shares shall be issued on conversion of the Debenture. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay cash. The Company shall pay to the Holder accrued interest on the converted portion of the principal amount of this Debenture through the Conversion Date.

         The Company shall at all times when this Debenture is outstanding, reserve and keep available out of its authorized but unissued stock, such number of duly authorized Common Shares as shall be sufficient to effect the conversion of this Debenture in accordance with its terms.

         The Company covenants and agrees that in the event its present Common Shares shall be reclassified, split, combined or otherwise changed, or in case of any consolidation or merger of the Company with or into another corporation as a result of which holders of Common Stock become entitled to receive securities or other assets (including cash) with respect to or in exchange for their Common Stock (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable conversion of this Debenture) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall make proper provision as a part of the terms of such reclassification, split, combination, change, consolidation, merger or sale, that the Holder of this Debenture will thereafter be entitled to convert it into the same kind and amount of securities (including in that term, stock of any class or classes) and other assets as may be issuable or distributable by the terms of such reclassification, split, combination, change, consolidation, merger or sale.

         3. Restricted Securities. The Debentures and the Conversion Stock are not, as of the date hereof, subject to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), and have not been registered or otherwise qualified for sale under any


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applicable state securities law. Further, the Company has no present intention of registering or qualifying the Debentures or the Conversion Stock. Neither the Debentures nor the Conversion Stock may be offered, sold, transferred, pledged or hypothecated in the absence of such registration under the Act and applicable state securities laws or exemptions therefrom.

         4. Redemption. The Company shall redeem any Debentures with any accrued but unpaid interest, not converted into Common Shares at maturity.

         5. Default. If one or more of the following events shall happen, the principal and accrued interest of this Debenture shall become due and payable forthwith:

                  (a) If a default occurs in the payment of the principal of this Debenture or any installment of interest thereon, when and as the same shall become due and payable, and such default shall continue for a period of thirty days thereafter; or

                  (b) If (i) any court of competent jurisdiction shall make an order (A) adjudicating the Company a bankrupt, (B) appointing a trustee or receiver of the Company or any substantial part of its property, or (C) approving a petition or any other judicial modification or alteration of the Company, and any such order shall not be vacated, set aside or stayed within 60 days after the date of its entry, or if (ii) the Company shall itself (A) file any petition or (B) take or consent to any other action, seeking any such judicial order, or if (iii) the Company shall make an assignment for the benefit of its creditors.

                  (c) If a court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of the Company, a custodian for the Company on the whole or substantially all of its property, or enter an order for relief against the Company in a reorganization or arrangement proceeding under any bankruptcy or insolvency laws or any other law for the relief of debtors, and such order, judgment or decree shall not be vacated, set aside or stayed within 60 days after the date of its entry.

         6. Transferability. This Debenture at the time of issuance shall be registered upon the books of the Company in the name of the person to whom issued, and it may be transferred at the principal office of the Company in Cincinnati, Ohio, by surrendering it for cancellation, accompanied by a written instrument of transfer, duly executed by the registered owner hereof, and thereupon the Company shall issue and deliver in the name of and to the transferee or transferees, in exchange hereof a new Debenture for a like aggregate principal amount, subject to the terms and conditions hereof.

         Neither the Debentures nor the conversion Stock have been registered under any applicable securities laws. The Debentures are being issued in reliance upon exemptions provided under the Securities Act of 1933 and applicable state securities laws. This Debenture is issued in reliance on the representation, which by acceptance of this Debenture the Holder makes to the Company, that the Holder is acquiring this Debenture, and any Conversion Stock into which the Holder may convert


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the Debenture, for his own account, for investment purposes, and not with a view to the distribution or public offering thereof. Accordingly, this Debenture shall not be transferable except upon one of the following conditions: (a) The Debenture shall have been registered under all applicable state and federal securities laws and analogous statutes applicable to such transfer; or (b) the Company shall have received an opinion of counsel, in form and substance satisfactory to the Company, to the effect that such transfer may be effected without such registration and that such transfer not constitute or cause the violation of any such applicable securities laws or other statutes.

         7. Unsecured Corporate Obligation. This Debenture represents the unsecured general obligation of the Company. No recourse under or upon any obligation, covenant, or agreement contained in this Debenture, or for any claim based thereon or otherwise in respect thereof, shall be had against any promoter, subscriber to shares, incorporator, shareholder, officer, or director, as such, past, present, or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation or through any trustee, receiver, or any other person, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise.

         8. Payment Obligation. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Debenture and the interest payable thereon at the place, time and in the currency herein prescribed.

         9. Holder Deemed Owner. The person in whose name this Debenture shall be registered shall be deemed the owner hereof for all purposes, including all notices provided for herein. Payment of or on account of the principal hereof, and conversion to Common Shares as provided for herein, shall be made only to or upon the order in writing of the registered owner hereof; and all such payments or conversions shall be valid and effective to satisfy and discharge the liability upon this Debenture to the extent of the sum or sums paid on Common Shares issued.

         10. Notices. All notices from the Company to the Holder shall be to the last known address of the Holder on the records of the Company shall be sent by certified or registered mail, and shall be deemed effective on the date of postmark by the U.S. Postal Service. All notices from the Holder to the Company shall be to the Company's headquarters and shall be deemed effective on the business day on which received by the Company at its headquarters.

         11. Waiver. The Company, for itself and its successors and assigns, expressly waives presentment, demand, protest, notice or dishonor, notice of nonpayment, notice of maturity, note of protest, presentment for the purpose of accelerating maturity, diligence in collection and the benefit of any insolvency law.

         12. Applicable Law. This Debenture is governed by, and shall be construed and enforced in accordance with, Ohio law.




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         13. Successors and Assigns. All provisions herein contained shall be binding upon the Company, its successors and assigns and the Holder, its personal representatives, heirs, legatees, successors and permitted assigns.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be signed by its Chairman and to be duly attested by its Secretary, on the _____ day of _____________, 1994.

                                    UNIVERSAL DOCUMENT MANAGEMENT SYSTEMS, INC.


                                    By:   _____________________________________
                                          Chairman


ATTEST:


By:   __________________________________
      Secretary




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